Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 5 to the Registration Statement on Form S-1 of Chain Bridge I of our report dated November 1, 2021, relating to the financial statements of Chain Bridge I appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ Frank, Rimerman + Co. LLP

San Francisco, California

November 5, 2021